Exhibit 23.1



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              We consent to the incorporation by reference in the Registration Statement of Golden Star Resources Ltd. on Form S-3 of our report, dated March 22, 1996, on our audits of the consolidated financial statements of Golden Star Resources Ltd., as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."



/s/  Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
Calgary, Canada
September 23, 1996